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                                                                   EXHIBIT 10.12

                               SUBLEASE AGREEMENT

                               SUBLEASE AGREEMENT

1. PARTIES: The parties to this Sublease Agreement are ARCADIS GERAGHY & MILLER, INC., (FORMERLY ACUREX ENVIRONMENTAL CORPORATION), A DELAWARE CORPORATION, hereinafter called "Sublessor", and SKYSTREAM CORPORATION hereinafter called "Sublessee".

2. PREMISES: The premises covered in by this Sublease Agreement are portions of the building known as 555 Clyde Avenue, Mountain View, located in Santa Clara County, California, comprising the following:

        A. Approximately 21,531 rentable square feet on the first and second floors of the building. The leased space is illustrated on the attached Exhibit A and B.

        B.      Use of the second floor conference rooms designated on Exhibit
                A. Sublessor at Sublessor's sole discretion can terminate this privilege at any time during the Sublease by giving Sublessee written notice.

        C. Maintenance of heating, ventilating and air conditioning (HVAC) equipment, plumbing, electrical power, roof, building exterior, landscaping and parking lot provided by Sublessor.

3. TERM: The Sublease of the above premises by Sublessee shall commence on January 1, 2000 and shall end on December 31, 2000.

4. RENT: Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $46,291.65, in advance, on the first (1st) day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof as rent for first month's rent of $46,291.65. Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. UTILITIES: Utilities, including gas, electricity, water, sewer, janitorial and garbage removal shall be provided to Sublessee by Sublessor.

6.      TAXES: Real Property taxes are the responsibility of the Sublessor.

7. INSURANCE: Sublessee at Sublessee's expense shall provide and keep in force during the term of this Sublease Agreement a general liability insurance policy with a recognized casualty insurance company qualified to do business in California,


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     protecting Sublessor, Master Lessor and Sublessee against any and all liability occasioned by occurrence in amounts not less than $1,000,000.00 and satisfactory to Sublessor. Sublessee shall furnish a Certificate of Insurance to Sublessor and Master Lessor naming Sublessor and Master Lessor as Additional Insured. Sublessor agrees during the Sublease term to carry fire and extended coverage insurance insuring Sublessee's interest in the premises in such amounts and covering such perils as Sublessor shall determine, but Sublessor shall have no obligation to insure against loss by Sublessee to Sublessee's property of any kind in or about the premises occurring from any cause whatsoever, and Sublessee shall have no interest in the proceeds of any insurance carried by Sublessor. If Sublessor's insurance rates for the premises are increased at any time during the term of the Sublease as a result of the Sublessee's use and occupancy of the premises, Sublessee agrees to reimburse Sublessor for the full amount of such increase immediately upon receipt of demand from Sublessor.


8. USE: The Premises shall be used and occupied only for general office and for no other purpose.

9. COMPLIANCE WITH LAW: A. Sublessor warrants to Sublessee that the Premises in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within one (1) year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

     B. Except as provided in paragraph 9A, Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing Premises, which shall tend to disturb such other tenants.

10. CONDITION OF PREMISES: Except as provided in paragraph 9A, Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.


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11.  COMPUTER EQUIPMENT/INSTALLATION: Any internal wiring installed other than within Sublessee's space shall be installed by the Sublessor's contractors or a contractor approved by the Sublessor.

12. MASTER LEASE: This sublease is subject to all the applicable terms and conditions of the Master Lease, initially dated OCTOBER 23, 1976, with Amendments, between Sublessor, and the Master Lessor: RICHARD N. MOSEMAN, BONNIE MOSEMAN MILLER, and PROPERTIES INTERNATIONAL, ALLRENT, INC., A CALIFORNIA CORPORATION. The Master Lease is hereby incorporated into this Sublease Agreement, and Sublessee shall assume and perform the obligations of the Lessee under this Master Lease to the extent that said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not permit or permit to be committed on the premises any act or omission which shall violate any term or condition of the Master Lease. In the event of termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

13. ASSIGNMENT: Sublessee shall not assign this Sublease or any interest therein nor sublet the premises or any part thereof or any right or privilege appurtenant thereto nor permit the occupancy of use of any part thereof by any person without the prior written consent of Sublessor. Any such assignment or subletting without proper prior written consent shall be void and, at the option of the Sublessor, may terminate this Sublease.

14. SIGNAGE: Sublessee shall not place any signs anywhere on the exterior of the building or on the land within the property boundaries or inside the building in or visible from the common areas without the prior written consent of Sublessor.

15. DEFAULT: Sublessor may terminate this lease for default for violation of any term or condition of the Master Lease or this Sublease.

16. HAZARDOUS MATERIALS: During the term of this Sublease, Sublessee shall comply with all federal, state, and local laws, ordinances, and regulations relating to the use, storage, sale, transportation or disposal to, from, or on the premises of any Hazardous Materials. Upon execution of this Sublease and on an ongoing basis, Sublessee shall provide Sublessor with a list, no less frequently than quarterly, of Hazardous Materials that Sublessee uses or maintains on the premises. Sublessee shall not be responsible for any adverse environmental conditions relating to Hazardous Materials that are not caused by Sublessee, its agents, employees, contractors, or invitees.

     Sublessee shall indemnify, defend (by counsel reasonably acceptable to Master Lessor and Sublessor), protect and hold Master Lessor and Sublessor and each of their employees, agents, successors, and assigns, free and harmless from and against all claims, liabilities, penalties, forfeitures, losses, or expenses (including attorneys'


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     fees (arising from or caused by (a) the discharge by Sublessee in or from the premises of any Hazardous Materials, or Sublessee's use, storage, transportation, discharge, or generation of Hazardous Materials to, in, on, under, about or from the premises, or (b) Sublessee's failure to comply with any Hazardous Materials Law. In the event that Sublessee becomes liable under this section the Sublessee's obligations hereunder shall include, without limitation, all costs of any required repair, clean-up, or decontamination of the premises, and the preparation and implementation of any closure, remedial action, or other required procedures in connection therewith. The foregoing indemnity shall survive the expiration or the earlier termination of this Sublease.

          "Hazardous Materials" shall mean any hazardous or toxic substances, material, or wastes including, but not limited to, those substances, materials, and wastes regulated now or in the future by any federal, state, or local regulatory body.

17. NOTICE TO VACATE: Prior to the expiration of the Sublease, Sublessee must give Sublessor not less than six (6) months notice in writing of its intent to vacate the premises. If Sublessee does not give Sublessor notice on or before July 1, 2000 of its intent to vacate, the sublease will not terminate on December 31, 2000 but on the sixth (6) month anniversary of the actual notice given. By example, if Sublessee gives written notice on September 1, 2000, the Sublease will not expire until February 28, 2001. Sublessee will be obligated to pay all rents and other charges due up to and including the actual date of vacation of the premises.

18. KEYS: Sublessee shall be provided with two (2) keys to the front door of the 555 Clyde building. Sublessee has the option to have locks installed on the office door, but must bear the burden of this cost. All locksmith work must be performed and coordinated through Sublessor's vendor. Additional keys may be purchased for a fee of $5.00 each.

19. ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a written amendment signed by both parties.

20. ATTORNEY'S FEES: If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court the provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

THE SUBLEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION RELATING THERETO.

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Sublessor:                             Sublessee:
ARCADIS Geraghty & Miller, Inc.        Skystream Corporation


/s/  [SIGNATURE ILLEGIBLE]             /s/ SUSAN KETCHAM
--------------------------             -------------------------
ARCADIS Geraghty & Miller, Inc.        VP Finance
555 Clyde Avenue
Mountain View, CA 94043

Date: 12/31/99                         Date: 12/29/99
     -------------                          ------------


CONSENT TO SUBLEASE: Without releasing Lessee in the Master Lease from the obligations hereunder, the undersigned hereby consents to the foregoing Sublease Agreement between ARCADIS Geraghty & Miller, Inc., Lessee under the Master Lease, and SkyStream Corporation, Sublessee, provided that this consent shall no be construed as a consent to any further subletting.

         Dated:
               -----------------                   -----------------------

                                                   -----------------------

                                                   -----------------------


                                                   Richard N. Moseman, Bonnie
                                                   Moseman Miller and Properties
                                                   International, Allrent, Inc.,
                                                   Lessor under the Master Lease
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                         BUILDING 6 -- 555 CLYDE AVENUE
                                   DOWNSTAIRS

                                   EXHIBIT A
                                  NOT TO SCALE

                            [FLOOR DIAGRAM OMITTED]

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                         BUILDING 6 -- 555 CLYDE AVENUE

                                    UPSTAIRS

                                   EXHIBIT B
                                  NOT TO SCALE

                            [FLOOR DIAGRAM OMITTED]